UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2017

CAROLINA FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19029	57-1039637
(Commission File Number)	(I.R.S. Employer Identification No.)

288 Meeting Street, Charleston, South Carolina	29401
(Address of Principal Executive Offices)	(Zip Code)

(843) 723-7700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On January 20, 2017, Carolina Financial Corporation, a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”), with Raymond James & Associates, Inc., as the representative of the several underwriters, Raymond James & Associates, Inc., Keefe, Bruyette & Woods, Inc., and Stephens Inc. (collectively, the “Underwriters”), to issue and sell 1,571,429 shares, plus an additional 235,714 shares subject to Underwriters’ over-allotment option, which was immediately exercised in full, of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $28.00 per share in an underwritten public offering (the “Offering). The underwriting discounts and commissions were $1.40 per share sold in the Offering. The net proceeds of the Offering, after underwriting discounts and estimated expenses, and with exercise of the Underwriters’ over-allotment option, will be approximately $47.7 million.

The Underwriting Agreement contains customary representations, warranties and covenants among the parties as of the date of entering into such Underwriting Agreement. These representations, warranties and covenants are not factual information to investors about the Company or the Bank. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1 to this report.

Pursuant to the Underwriting Agreement, directors and executive officers of the Company entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The offer and sale of shares of Common Stock to be sold in the Offering have been registered under the Securities Act of 1933, pursuant to a shelf registration statement on Form S-3 (Registration No. 333-215312) declared effective by the Securities and Exchange Commission on January 5, 2017 (the “Registration Statement”). The offer and sale of the shares of Common Stock in the Offering are described in the Company’s prospectus constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated January 20, 2017.

Item 8.01      Other Events

On January 25, 2017, the Company completed the sale of 1,807,143 shares of its Common Stock at a public offering price of $28.00 per share, including 235,714 shares which were sold to the Underwriters pursuant to the exercise of their over-allotment option in full. The net proceeds from the Offering totaled approximately $47.7 million, after deducting the underwriting discount as well as estimated offering expenses payable by the Company.

      On January 25, 2017, the Company issued a news release announcing the closing of the Offering. A copy of the news release issued is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement dated January 20, 2017
5.1	Legal Opinion of Nelson Mullins Riley & Scarborough LLP
23.1	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)
99.1	News Release dated January 25, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA FINANCIAL CORPORATION,
Registrant

By:	/s/ William A. Gehman, III
Name:	William A. Gehman, III
Title:	Chief Financial Officer

Dated: January 25, 2017